T. Rowe Price New Horizons Fund, Inc. 485BPOS

Exhibit 99.(h)(14)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, between each Acquiring Fund, severally and not jointly, (each, an “Acquiring Fund”), and each Acquired Fund, severally and not jointly, (each, an “Acquired Fund” and together with the Acquiring Fund(s), the “Funds”), listed on Schedule A.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Fund(s) and the Acquired Fund(s) desire to set forth the following terms pursuant to which the Acquiring Fund(s) may invest in the Acquired Fund(s) in reliance on the Rule.

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread large redemption requests ($250,000 or more) over multiple days or to provide advance notification of redemption requests of $5 million or more to the Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.	Miscellaneous.

(a)	Selection of Share Classes. The Acquiring Fund acknowledges that each Acquired Fund offers various share classes and that it alone, and not the Acquired Fund, has the responsibility for determining which Acquired Fund and each share class of such Acquired Fund shall be purchased for its investment in the Acquired Fund.

(b)	In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that are involved in the matter in controversy and not to any other series of the Acquiring Funds.

(c)	In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that are involved in the matter in controversy and not to any other series of the Acquired Funds.

(d)	This Agreement is made and shall be construed under the laws of the State of Maryland without giving effect to principles of conflict of laws.

(e)	This Agreement may be executed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f)	This Agreement may not be assigned by either party without the prior written consent of the other and may be amended only by a writing that is signed by each affected party.

(g)	This Agreement supersedes all previous agreements and understandings between the parties with respect to its subject matter.

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Lincoln Variable Insurance Products Trust

Attn: Funds Management- Jennifer Matthews

1301 South Harrison Street

Fort Wayne, IN 46802

Email: Jennifer.Matthews@lfg.com

With a copy to:

Lincoln Variable Insurance Products Trust

Attn: Funds Management - Legal Dept.

150 North Radnor-Chester Road

Radnor, PA 19087

Email: Sam.Goldstein@lfg.com

Legal Subadvised Attorney T. Rowe Price Associates, Inc. 4515 Painters Mill Road Owings Mills, MD 21117 Fax: Email: Legal_Subadvised@troweprice.com

6.	Term and Termination;

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

T. Rowe Price Capital Opportunity Fund, Inc.

T. Rowe Price Growth Stock Fund, Inc.

T. Rowe Price Value Fund, Inc.

T. Rowe Price Mid-Cap Growth Fund, Inc.

T. Rowe Price Mid-Cap Value Fund, Inc.

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price Small-Cap Value Fund, Inc.

T. Rowe Price International Funds, Inc.

T. Rowe Price Real Assets Fund, Inc.

T. Rowe Price U.S. Treasury Funds, Inc.

T. Rowe Price High Yield Fund, Inc.

T. Rowe Price Limited Duration Inflation Focused Bond Fund, Inc.

Name of Authorized Signer	Print	Signature
Title: Vice President	Fran Pollack-Matz	/s/Fran-Pollack-Matz

Lincoln Variable Insurance Products Trust,

on behalf of the Fund of Funds listed on Schedule A

Name of Authorized Signer	Print	Signature
Title: President	Jayson R. Bronchetti	/s/Jayson R. Bronchetti

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds	Acquired Funds
LVIP T. Rowe Price 2010 Fund	T. Rowe Price Emerging Markets Discovery Stock Fund
LVIP T. Rowe Price 2020 Fund	T. Rowe Price Emerging Markets Stock Fund
LVIP T. Rowe Price 2030 Fund	T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price 2040 Fund	T. Rowe Price International Stock Fund
LVIP T. Rowe Price 2050 Fund	T. Rowe Price International Value Equity Fund
LVIP T. Rowe Price 2060 Fund	T. Rowe Price International Bond Fund (USD Hedged)
T. Rowe Price Emerging Markets Bond Fund
T. Rowe Price Limited Duration Inflation Focus Bond Fund
T. Rowe Price High Yield Fund
T. Rowe Price Mid-Cap Growth Fund
T. Rowe Price Mid-Cap Value Fund
T. Rowe Price New Horizons Fund
T. Rowe Price Real Assets Fund
T. Rowe Price Small-Cap Value Fund
T. Rowe Price U.S. Treasury Long-Term Index Fund
T. Rowe Price Value Fund

FIRST AMENDMENT TO RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS FIRST AMENDMENT TO THE RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT effective as of September 11, 2023 (the “Amendment”), is between Lincoln Variable Insurance Products Trust, on behalf of itself and its separate series listed in Schedule A (each, an “Acquiring Fund”), severally and not jointly, and the acquired funds listed on Schedule A, severally and not jointly, (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, the Lincoln Variable Insurance Products Trust on behalf of the Acquiring Funds has contracted with the Acquired Funds to comply with Section 12(d)(1)(A) of the Investment Company Act of 1940 pursuant to a Rule 12d1-4 Fund of Funds Investment Agreement, entered into on January 19, 2022, as amended (the “Agreement”);

WHEREAS, the parties have agreed to amend the Agreement and its Schedule A to add the T. Rowe Price Hedged Equity Fund, T. Rowe Price U.S. Limited Duration TIPS Index Fund, and T. Rowe Price Dynamic Credit Fund to the list of Acquired Funds;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Schedule A shall be deleted and replaced with the attached Schedule A;

2.             All other terms and provisions of the Agreement not amended herein shall remain in full force and effect; and

3.             This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

T. Rowe Price Capital Opportunity Fund, Inc.

T. Rowe Price Growth Stock Fund, Inc.

T. Rowe Price Value Fund, Inc.

T. Rowe Price Mid-Cap Growth Fund, Inc.

T. Rowe Price Mid-Cap Value Fund, Inc.

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price Small-Cap Value Fund, Inc.

T. Rowe Price International Funds, Inc.

T. Rowe Price Real Assets Fund, Inc.

T. Rowe Price U.S. Treasury Funds, Inc.

T. Rowe Price High Yield Fund, Inc.

T. Rowe Price Limited Duration Inflation Focused Bond Fund, Inc.

T. Rowe Price Equity Funds, Inc.

T. Rowe Price Index Trust, Inc.

Name of Authorized Signer	Print:	Signature:
Title: Vice President	Fran Pollack-Matz	/s/Fran Pollack-Matz

Lincoln Variable Insurance Products Trust,

on behalf of the Fund of Funds listed on Schedule A

Name of Authorized Signer	Print:	Signature:
Title: Senior Vice President	Benjamin A. Richer	/s/Benjamin A. Richer

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SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds

LVIP T. Rowe Price 2020 Fund

LVIP T. Rowe Price 2030 Fund

LVIP T. Rowe Price 2040 Fund

LVIP T. Rowe Price 2050 Fund

LVIP T. Rowe Price 2060 Fund

Acquired Funds

T. Rowe Price Emerging Markets Discovery Stock Fund
T. Rowe Price Emerging Markets Stock Fund
T. Rowe Price Growth Stock Fund
T. Rowe Price International Stock Fund
T. Rowe Price International Value Equity Fund
T. Rowe Price International Bond Fund (USD Hedged)
T. Rowe Price Emerging Markets Bond Fund
T. Rowe Price Limited Duration Inflation Focus Bond Fund
T. Rowe Price High Yield Fund
T. Rowe Price Mid-Cap Growth Fund
T. Rowe Price Mid-Cap Value Fund
T. Rowe Price New Horizons Fund
T. Rowe Price Real Assets Fund
T. Rowe Price Small-Cap Value Fund
T. Rowe Price U.S. Treasury Long-Term Index Fund
T. Rowe Price Value Fund
T. Rowe Price Hedged Equity Fund
T. Rowe Price U.S. Limited Duration TIPS Index Fund
T. Rowe Price Dynamic Credit Fund

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